CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of US WATS, Inc. on Form S-8 of our report on the consolidated financial statements as of and for the year ended December 31, 1995 dated March 25, 1996, appearing in the Annual Report on Form 10-K of US WATS, Inc. for the year ended December 31, 1997.


/s/ RUDOLPH, PALITZ LLP

Plymouth Meeting, Pennsylvania
June 11, 1998


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